UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2014

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)
(703) 522-1315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, The AES Corporation (“AES” or the “Company”) announced that (i) Andrew Vesey, Executive Vice President and Chief Operating Officer, resigned from that position and would remain an employee of AES until December 31, 2014 and (ii) Mr. Bernerd Da Santos was appointed the Acting Chief Operating Officer of the Company effective December 1, 2014. AES reported both events in a Current Report on Form 8-K filed on November 17, 2014.
On December 12, 2014, Mr. Da Santos was appointed as Senior Vice-President & Chief Operating Officer on a permanent basis effective in January of 2015.  In connection with his appointment, the Company approved the following compensation arrangements for Mr. Da Santos:

•	Annual base salary of $380,000;

•	Annual target bonus opportunity of 80% of his base salary, which will be subject to the attainment of pre-established performance goals;

•	Annual target long-term compensation opportunity of 140% of his base salary.

•
Mr. Da Santos is eligible for benefits similar to those of existing AES executives, including, without limitation, participation in the Company’s Amended and Restated Executive Severance Plan.  Mr. Da Santos is also subject to AES’ share ownership guidelines.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated as of December 15, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: December 15, 2014	By:	/s/ Brian A. Miller

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 15, 2014